Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

Regarding the Shares in

NTS MORTGAGE INCOME FUND

Tendered Pursuant to the Offer to Purchase Dated March 6, 2012

[Investor Name]

[Address]

[City, State, Zip]

[# of Shares]

[Certificate #]

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY NTS INVESTOR SERVICES, BY 12:00 MIDNIGHT EASTERN TIME, ON Monday, April 2, 2012 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE OFFEROR.

I am a stockholder of NTS Mortgage Income Fund.  I hereby tender my shares or portion thereof, as described and specified below, to BLUEGREEN INVESTORS LLC (the "Offeror"), upon the terms and conditions set forth in the Offer to Purchase, dated March 6, 2012, collectively, the "Offer to Purchase" and "Letter of Transmittal" constitute the "Offer".

THIS LETTER OF TRANSMITTAL IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE OFFEROR TO REJECT ANY AND ALL TENDERS DETERMINED BY THE OFFEROR, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

I hereby represent and warrant that I have full authority to sell my shares, or portion thereof, to the Offeror, and that the Offeror will acquire good title, free and clear of any adverse claim.  Upon request, I will execute and deliver any additional documents necessary to complete the sale of my shares in accordance with the terms of the Offer.  In the event of my death or incapacity, all authority and obligation shall be placed with my heirs, personal representatives and successors.

I hereby appoint BLUEGREEN INVESTORS LLC (without posting of a bond) as my attorney-in-fact with respect to my shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (1) transfer ownership of my shares on the Company’s books to the Offeror, (2) change the address of record of my shares prior to or after completing the transfer, (3) execute and deliver lost certificate indemnities and all other transfer documents, (4) direct any custodian or trustee holding record title to the shares to do what is necessary, including executing and delivering a copy of this Letter of Transmittal, (4) withdraw any previous tender of my shares, and (5) upon payment by the Offeror of the purchase price, to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of my shares hereby tendered.

(over)

INSTRUCTIONS TO TENDER SHARES IN NTS MORTGAGE INCOME FUND

Please complete the following steps to tender your shares:

•	Complete Part 1. by inserting the number of shares you wish to tender.
•	Complete Part 2. by providing your telephone number(s).
•
Complete Part 3. by providing the appropriate signature(s). (Note: if your account is held by a Trustee or Custodian, sign below and forward this form to the Trustee or Custodian at the address noted on the first page of this Letter of Transmittal to complete the remaining steps).  All signatures must be Medallion Signature Guaranteed.

•
Return your original Certificate(s) of Ownership for the shares with this form.  If you are unable to locate your Certificate(s) of Ownership, complete the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership, unless certificate number is “NONE.”

PART 1. NUMBER OF INTERESTS IN THE COMPANY TO BE TENDERED:

[ ]	I tender my entire interest in the Company of shares for a price of $1.00 per share.
[ ]	I tender _______ shares, representing only a portion of my interest in the Company, for a price of $1.00 per share.

PART 2. TELEPHONE NUMBER(S).

My telephone numbers are:  (___) ________________ [Daytime] and (___) ________________ [Evening]

PART 3. SIGNATURE(S).

FOR INDIVIDUALS/JOINT OWNERS:

Print Name of stockholder	Print Name of joint owner
Signature of stockholder	Signature of joint owner
Medallion Signature Guarantee	Medallion Signature Guarantee

FOR CUSTODIAL/TRUSTEE/IRA ACCOUNTS:
Print Name of Signatory	Signature
Title of Signatory	Medallion Signature Guarantee

Return or Deliver: (1) this Letter of Transmittal; (2) your original Stock Certificates for the shares, or  if you are unable to locate your Stock Certificates, the Affidavit and Indemnification Agreement for Missing Stock Certificates unless certificate is “NONE”; and (3) the Substitute Form W-9 on or before the Expiration Date to:

NTS INVESTOR SERVICES
C/O GEMISYS
7103 S. REVERE PARKWAY
CENTENNIAL, CO 80112
For additional information, call: (800) 387-7454.

AFFIDAVIT AND INDEMNIFICATION AGREEMENT
FOR MISSING STOCK CERTIFICATES

State of ______________
County of ____________

_____________________________________
_____________________________________
_____________________________________ (The "Investor")

being duly sworn, deposes and says:

1.           The Investor is of legal age and is the true and lawful, present and sole, record and beneficial owner of _________ (insert number of shares) shares (the "Shares") of NTS Mortgage Income Fund (the "Company"). The Shares were represented by the following stock certificates (the "Certificate(s)") issued to the Investor:

Certificate(s) No.                                                                Number of Shares                                                                           Date Issued

The Certificate(s) was (were) lost, stolen, destroyed or misplaced under the following circumstances:

_______________________________________________________________________ and after diligent search, the Certificate(s) could not be found.

2.           Neither the Certificate(s) nor any interest therein has at any time been sold, assigned, endorsed, transferred, pledged, deposited under any agreement or other disposed of, whether or not for value, by or on behalf of the Investor.  Neither the Investor nor anyone acting on the Investor’s behalf has at any time signed any power of attorney, any stock power or other authorization with respect to the Certificate(s) and no person or entity of any type other than the Investor has or has asserted any right, title, claim or interest in or to the Certificate(s) or to the Shares represented thereby.

3.           The Investor hereby requests, and this Affidavit and Indemnification Agreement is made and given in order to induce the Company, (i) to refuse to recognize any person other than the Investor as the owner of the Certificate(s) and (ii) to refuse to make any payment, transfer, registration, delivery or exchange called for by the Certificate(s) to any person other than the Investor and to refuse the Certificates or to make the payment, transfer, registration, delivery or exchange called for by the Certificate(s) without the surrender thereof or cancellation.

4.           If the Investor or the representative or the assigns of the Investor should find or recover the Certificate(s), the Investor will immediately surrender and deliver the same to the Company for cancellation without requiring any consideration thereof.

5.           The Investor agrees in consideration of the issuance to the Investor of a new certificate in substitution for the Certificate(s), to indemnify and hold harmless the Company, each officer and director of the Company, each affiliate of the Company and any person, firm or corporation now or hereafter acting as the transfer agent, registrar, trustee, depositary, redemption, fiscal or paying agent of the Company, or in any other capacity and their respective successors and assigns, from and against any and all liabilities, losses, damages, costs and expenses of every nature (including reasonable attorney’s fees)

in connection with, or arising out of, the lost, stolen, destroyed or mislaid Certificate(s) without the surrender thereof and, whether or not: (a) based upon or arising out of the honoring of, or refusing to honor, the Certificate(s) when presented to anyone, (b) or based upon or arising from inadvertence, accident, oversight or neglect on the part of the Company, its affiliates or any officer and director of the Company, agents, clerk, or employee of the Company or any officer and director of the Company and/or the omission or failure to inquire into contest or litigate the right of any applicant to receive payment, credit, transfer, registration, exchange or delivery in respect of the Certificate(s) and/or the new instrument or instruments issued in lieu thereof, (c) and/or based upon or arising out of any determination which the Company, its affiliates or any general partner thereof may in fact make as to the merits of any such claim, right, or title, (d) and/or based upon or arising out of any fraud or negligence on the part of the Investor in connection with reporting the loss of the Certificate(s) and the issuance of new instrument or instruments in lieu thereof, (e) and/or based upon or arising out of any other matter or thing whatsoever it may be.

6.           The Investor agrees that all notices, requests, demands and other communications under this Affidavit and Indemnification Agreement shall be in writing and shall be mailed to the party to whom notice is to be given by certified or registered mail, postage prepaid; if intended for the Company shall be addressed to Gemisys, 7103 S. Revere Pkwy., Centennial, CO 80112 Attn.: NTS Investor Services, or such other address as to which the Company shall have given notice to the Investor at the address set forth at the end of this Affidavit and Indemnification Agreement or at such other address as to which the Investor shall have given prior notice to the Company in a manner herein provided.

7.           No waiver shall be deemed to be made by the Company or its affiliates of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Company or its affiliates or the obligations of the Investor in any other respect at any other time.

8.           The provisions of this Affidavit and Indemnification Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and its affiliates and the Investor.

9.           This Affidavit and Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Investor Signature
(Please sign exactly as name appears on certificate)

Investor Signature
(if held jointly)

Name

Address

  Sworn to me this ____ day of
________________, 2012.

Notary Public
My commission expires:       /           /